UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2020

Predictive Oncology Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-36790	33-1007393
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2915 Commers Drive, Suite 900 Eagan, Minnesota		55121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (651) 389-4800

Former Name or Former Address, if Changed Since Last Report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	POAI	Nasdaq Capital Market

Item 1.01	Entry into a Material Definitive Agreement.

Third Amendment to and Extension of Promissory Note. On March 19, 2020, Predictive Oncology Inc. (the “Company”) entered into a third amendment to the Amended and Restated Senior Secured Promissory Note dated September 28, 2018 and amended and restated as of February 7, 2019 issued to L2 Capital, LLC (as amended by that certain First Amendment dated September 27, 2019 and that certain Second Amendment dated December 12, 2019, the “L2 Note”). Under the third amendment, the maturity date of the L2 Note was extended from March 28, 2020 to June 28, 2020.

First Amendment to and Extension of Promissory Note. On March 19, 2020, the Company entered into an amendment to the Senior Secured Promissory Note dated September 27, 2019 issued to Oasis Capital, LLC (the “Oasis Note”). Under the amendment, the maturity date of the Oasis Note was extended from March 27, 2020 to June 27, 2020. In exchange for such extension, the outstanding principal amount of the Oasis Note was increased by $300,000, such that, as of the effective date of the amendment, the outstanding principal amount owed under the Oasis Note was $980,833.33. Under the amendment, through March 26, 2020, the holder waived its rights under the Oasis Note to have the Oasis Note repaid from the proceeds of any financing consummated by the Company. In exchange for such waiver, the Company issued 30,000 shares of common stock (the “Waiver Shares”) to the holder.

Documents. The foregoing description of the third amendment to the L2 Note and the first amendment to the Oasis Note are qualified in their entirety by reference thereto, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report, and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Waiver Shares. The disclosure in Item 1.01 is incorporated herein by reference thereto. The Waiver Shares were not registered under the Securities Act of 1933, as amended (the “Securities Act”) at the time of issuance, and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. For this issuance, the Company relied on the exemption from federal registration under Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated thereunder, based on the Company’s belief that the offer and sale of such securities has not and will not involve a public offering.

Closing of Private Placement Transaction. On March 19, 2020, the Company closed on its offering of common stock and warrants announced in its Current Report on Form 8-K (the “Prior 8-K) filed March 16, 2020 (the “Offering”), resulting in gross proceeds to the Company of $3,498,611.92. Pursuant to the Offering, the Company sold and issued (i) 260,000 shares of common stock, at a sale price of $2.121 per share; (ii) prefunded warrants to acquire 1,390,166 shares of common stock, sold at $2.12 per share and exercisable at an exercise price of $0.001 per share; (iii) Series A warrants to acquire 1,650,166 shares of Common Stock at $1.88 per share, exercisable immediately and terminating five and one-half years after the date of issuance; and (iv) Series B warrants to acquire 1,650,166 shares of Common Stock at $1.88 per share, exercisable immediately and terminating two years after the date of issuance. The securities were sold to “accredited investors,” as that term is defined in the Securities Act, in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act and corresponding provisions of state securities or “blue sky” laws. The investors represented that they acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy securities of the Company.

A revised form of “Prefunded Warrant” is filed as Exhibit 4.1 to this Current Report, as the form filed with the Prior 8-K included an incorrect exercise price.

Item 9.01. Financial Statements and Exhibits.

(a)       Not applicable.

(b)       Not applicable.

(c)       Not applicable.

(d)       Exhibits.

Exhibit No.	Description

4.1	Corrected Form of Prefunded Warrant

10.1	Amendment #3 to the Amended and Restated Senior Secured Promissory Note originally issued on September 28, 2018 by and among the Company and L2 Capital, LLC.

10.2	Amendment #1 to the Senior Secured Promissory Note originally issued on September 27, 2019 by and among the Company and Oasis Capital, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREDICTIVE ONCOLOGY inc.
By:	/s/ Bob Myers
Name: Bob Myers Title: Chief Financial Officer

Date: March 23, 2020